As filed with the Securities and Exchange Commission on December 8, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1123385
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark J. Airola
Vice President, General Counsel, Chief Administrative Officer and Secretary
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholder shall determine.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee
Common Stock	2,400,000	$3.84	$9,216,000	$363

(1)	All of the shares of common stock offered hereby are for the accounts of the selling stockholder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low price for the Common Stock on December 3, 2008 as reported by the New York Stock Exchange.
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 8, 2008
Prospectus
NEWPARK RESOURCES, INC.
Common Stock

     This prospectus relates to the resale of up to 2,094,235 shares of the common stock of Newpark Resources, Inc. issuable upon exercise of a warrant as such shares of common stock may be offered and sold from time to time by the selling stockholder named in this prospectus.
     The selling stockholder and its permitted transferees may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholder. The selling stockholder may sell the shares directly or through underwriters, brokers or dealers. The selling stockholder will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholder. See “Plan of Distribution” on page 2 for more information on this topic.

     Our common stock is listed on the New York Stock Exchange under the symbol “NR.” The warrant is not listed on any stock exchange. On December 4, 2008, the closing sale price of our common stock on the New York Stock Exchange was $3.77 per share.

     Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 1 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2008

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder is not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.
     Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Newpark Resources,” “we,” “us,” and “our” mean Newpark Resources, Inc. and its wholly owned subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the resale by the selling stockholder of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
     We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.newparkresources.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:
•	our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 7, 2008, which we refer to as our 2007 Form 10-K;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed with the SEC on May 2, 2008, August 1, 2008 and October 31, 2008, respectively, which we refer to as our Forms 10-Q;

•	our current reports on Form 8-K, as filed with the SEC on February 6, 2008, February 22, 2008, April 16, 2008, June 6, 2008, June 26, 2008, July 8, 2008, August 21, 2008, September 5, 2008, October 27, 2008, November 24, 2008 and December 8, 2008; and

•	the description of the common stock contained in our Registration Statement on Form 8-A, filed on November 15, 1995, and any further amendment or report filed hereafter for the purpose of updating such description.
     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
     We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by

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reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:
Newpark Resources, Inc.
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
Attn: Investor Relations
CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 1. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

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THE COMPANY
     Newpark Resources, Inc. is a diversified oil and gas industry supplier. We provide our products and services primarily to the oil and gas exploration and production industry in the U.S. Gulf Coast, West Texas, U.S. mid-continent, U.S. Rocky Mountains, Canada, Mexico, Brazil and areas of Europe and North Africa surrounding the Mediterranean Sea. Further, we are expanding our presence outside the oil and gas exploration and production sector, particularly in our Mats and Integrated Services segment, where we are marketing to utilities, municipalities, and government sectors.
     Our principal executive offices are located at 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381, and our telephone number at that address is (281) 362-6800. Our website address is http://www.newparkresources.com. However, information contained on our website is not incorporated by reference into this prospectus, and you should not consider the information contained on our website to be part of this prospectus.
RISK FACTORS
     An investment in our common stock is subject to numerous risks, including those listed under the caption “Risk Factors” incorporated by reference to our 2007 Form 10-K and our Forms 10-Q. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock. You could lose all or part of your investment in the common stock.
USE OF PROCEEDS
     The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from the sale of the shares by the selling stockholder.
SELLING STOCKHOLDER
     The common stock to be issued upon exercise of the warrant currently held by the selling stockholder was previously registered with the SEC for resale by Fletcher International Limited under that certain registration statement on Form S-3 under the Securities Act of 1933 (File No. 333-39978), filed with the SEC on June 23, 2000 (the “Original Registration Statement”), in accordance with the registration rights set forth in the agreement pursuant to which the warrant was originally issued. In 2006, as the result of an internal investigation, we restated our consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 as well as our selected financial data as of and for the years ended December 31, 2005, 2004, 2003, 2002 and 2001. In the course of this restatement, we were delinquent in making certain requisite filings required under the Exchange Act, and as a result, the Original Registration Statement is no longer effective. We are filing this registration statement on Form S-3 under the Securities Act to re-register the resale of the common stock to be issued upon exercise of the warrant, which is now held by the selling stockholder.
     The following table sets forth information regarding the selling stockholder and the number of shares of common stock the selling stockholder is offering. The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholder as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. The percentage ownership data is based on 88,446,522 shares of our common stock issued and outstanding as of October 22, 2008.

	Shares Beneficially Owned			Shares Beneficially Owned
	Before the Offering		Shares That May be	After the Offering(2)
Name	Number(2)	Percent	Offered Hereby	Number	Percent
Bear, Stearns International Limited (1)	2,094,235	2.31%	2,094,235	—	—

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(1)	The address of Bear, Stearns International Limited is One Canada Square, London E14 5AD, England.

(2)	Includes the 2,094,235 shares of our common stock issuable to the selling stockholder upon exercise of the warrant.

(3)	Assumes the selling stockholder disposes of all the shares of common stock covered by this prospectus.
PLAN OF DISTRIBUTION
     The shares of common stock offered by this prospectus may be sold by the selling stockholder or its transferees from time to time in:
•	transactions in the over-the-counter market, the New York Stock Exchange, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE or exchanges;

•	underwritten offerings;

•	distributions to equity security holders, partners or other stockholders of the selling stockholder;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.
     The selling stockholder may sell the shares of our common stock at:
•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.
     The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholder as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.
     In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

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     The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it. If the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Direct Sales, Agents, Dealers and Underwriters
     The selling stockholder or its transferees may effect transactions by selling the shares of common stock in any of the following ways:
•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.
     Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares will be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.
Regulation M
     The selling stockholder and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.
Supplements
     To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.
State Securities Law
     Under the securities laws of some states, the selling stockholder may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholder may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.
Expenses, Indemnification
     We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholder and will bear all expenses related to the registration of this offering but will not pay for any

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underwriting commissions, fees or discounts, if any. We will indemnify the selling stockholder against some civil liabilities, including some liabilities which may arise under the Securities Act of 1933.
     In the event of a material change in the plan of distribution disclosed in this Prospectus, the selling stockholder will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the SEC.
LEGAL MATTERS
     The validity of the shares of common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.
EXPERTS
     The consolidated financial statements of Newpark Resources, Inc. appearing in Newpark Resources, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of Newpark Resources, Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. The selling stockholder will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with its sales of the shares. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$363
Printing and engraving expenses	5,000
Transfer agent and registrar fees	2,500
Accounting fees and expenses	10,000
Legal fees and expenses	10,000
Miscellaneous	2,137

Total	$30,000

Item 15. Indemnification of Directors and Officers
     The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its by-laws provide for the indemnification by the registrant of each director, officer and employee of the registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.
     The registrant has entered into separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the registrant and certain officers of the registrant (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the registrant will indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the registrant or its subsidiaries, provided, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
     Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements we agree to in connection with offerings of the securities registered hereby.
Item 16. Exhibits
     The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.
Item 17. Undertakings
     A. The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs A(l)(i), (A)(1)(ii) and A(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on this 8th day of December, 2008.

NEWPARK RESOURCES, INC.
By:	/s/ Paul L. Howes
Paul L. Howes
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul L. Howes, James E. Braun and Mark J. Airola, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Paul L. Howes	President, Chief	December 8, 2008
Paul L. Howes	Executive Officer and Director (Principal Executive Officer)

/s/ James E. Braun	Vice President and Chief Financial Officer	December 8, 2008
James E. Braun	(Principal Financial Officer)

/s/ Gregg S. Piontek	Vice President, Controller and	December 8, 2008
Gregg S. Piontek	Chief Accounting Officer (Principal Accounting Officer)

/s/ Jerry W. Box	Chairman of the Board	December 8, 2008
Jerry W. Box

/s/ James W. McFarland	Director	December 8, 2008
James W. McFarland

/s/ G. Stephen Finley	Director	December 8, 2008
G. Stephen Finley

Signature	Title	Date

	Director	December ___, 2008
F. Walker Tucei, Jr.

/s/ Gary L. Warren	Director	December 6, 2008
Gary L. Warren

/s/ David C. Anderson	Director	December 8, 2008
David C. Anderson

EXHIBITS

Number	Exhibit Title
**1.1	Underwriting Agreement.

4.1	Agreement, dated May 30, 2000, between Newpark Resources, Inc. and Fletcher Asset Management, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on June 7, 2000).

*4.2	Warrant Certificate, dated March 2, 2006.

*5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Powers of Attorney (included in Part II as a part of the signature pages of the Registration Statement).

*	Filed herewith.

**	If an underwriting agreement is utilized, it will be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.